UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                                 FORM 8-K


                              CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  April 2, 1996



                     NATIONAL SEMICONDUCTOR CORPORATION
                     ----------------------------------
            (Exact name of registrant as specified in its charter)


        DELAWARE              1-6453                   95-2095071
        --------              ------                   ----------
(State of incorporation)    (Commission             (I.R.S. Employer
                             File Number)            Identification No.)



                   2900 Semiconductor Drive, P.O. Box 58090
                      Santa Clara, California  95052-8090
                      -----------------------------------
                   (Address of principal executive offices)


     Registrant's telephone number, including area code:  (408) 721-5000


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NATIONAL SEMICONDUCTOR CORPORATION

INDEX



                                                          Page No.


Item 5. Other Events                                         3

Item 7. Financial Statements and Exhibits                    3

Signature                                                    4


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Item 5. Other Events

     The information which is set forth in the Registrant's News Release dated April 2, 1996 is incorporated herein by reference.

Reference is made to Management's Discussion and Analysis of Results of Operations and Financial Condition in the Company's Form 10-Q for the quarterly period ended February 25, 1996, in which it was indicated that the Company was evaluating several cost reduction plans, but that the impact of the cost reduction plans could not be quantified at the time of the filing of the 10-Q because plans had not yet been finalized. The News Release issued by the Company on April 2, 1996 provides information about the cost reduction plans and their impact on the Company's financial results for the fourth quarter of fiscal 1996.


Item 7. Financial Statements and Exhibits

    (c). Exhibits

    Designation of
    Exhibit         Description of Exhibit

         99         Contents of News Release dated  April 2, 1996.



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SIGNATURE
- ---------


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   NATIONAL SEMICONDUCTOR CORPORATION



Date:  April 2, 1996                 /s/ Richard D. Crowley
                                     ----------------------------------
                                     Richard D. Crowley, Jr.
                                     Vice President and Controller
                                     Signing on behalf of the registrant
                                     and as principal accounting officer

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Exhibit 99                                      NEWS RELEASE

NATIONAL SEMICONDUCTOR ANNOUNCES
For more information:
                          P.R.: Alan Bernheimer         or      Alan Markow
                                408 721-8665                    408 721-8103
                                balbsc@nsc.com                  tahmsc@nsc.com

                                Financial: Jim Foltz
                                408 721-5693
                                invest@tevm2.nsc.com


NATIONAL SEMICONDUCTOR TO REDUCE WORK FORCE BY 400


Santa Clara, CA, April 2, 1996 -- National Semiconductor Corporation today announced it is reducing its worldwide work force by approximately 400 people,

primarily at its Santa Clara headquarters. This work-force reduction plus related equipment write-offs will result  in a one-time expense of $20 million to $25 million in the current quarter. This expense will be shared equally between gross margin and the combined selling, general, and administrative expense categories. The charge is equivalent to 11 to 13 cents in after-tax earnings per share.


"The current slowdown in new orders, caused by excess inventories in end-user markets, especially the personal computer market, has made it necessary to reduce costs in order to match slower than expected revenue growth," the company said in a statement from its three-member Office of the President.


"The work-force reductions are mainly in factory overhead and administrative areas. We will continue to focus on the design and production of high-growth,

high-margin analog and mixed-signal products. In line with this emphasis on providing technologies for moving and shaping information, we are making every effort to protect our core engineering capability and our strong worldwide sales force. With these actions, we believe National will be better positioned when the market recovers."


The Office of the President consists of three executive vice presidents and chief operating officers, Richard M. Beyer, Ellen Hancock and Kirk P. Pond.

They are directing the company pending the appointment of a chief executive officer.


National Semiconductor Corporation provides technologies for moving and shaping information. The company focuses on four strategic markets: communications, personal systems, industrial, and consumer. National Semiconductor is headquartered in Santa Clara, California, and has 21,000 employees worldwide. In fiscal 1995, the company reported sales of $2.4 billion.

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